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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-48030, 33-48348, 33-65472, 33-93224, 333-12325, 333-27011, 333-56179, 333-65664, 333-79549, 333-104362 and 333-115458) and on Form S-3 (Nos. 333-37794, 333-49844, 333-116376 and 333-120055) of Vertex Pharmaceuticals Incorporated of our report dated March 15, 2005 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 15, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM